CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Trustees of The Royce Fund and
Shareholders of The REvest Growth and Income Fund:

We consent to the reference to our Firm in Post-Effective Amendment No. 44 to the Registration Statement of The REvest Growth & Income Fund a series of The Royce Fund on Form N-1A (File No. 2-80348) under the Securities Act of 1933 and Post-Effective Amendment No. 46 (File No. 811-3599) under the Investment Company Act of 1940. We further consent to the reference to our Firm under the heading "Independent Accountants" in the Statement of Additional Information.



                                   COOPERS & LYBRAND L.L.P


Boston, Massachusetts
February 25, 1998